Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
Richard Lewis	The Ruth Group
SVP, CFO for U.S. Operations	Nick Laudico
239-931-7281	646-536-7030
richard.lewis@21co.com	nlaudico@theruthgroup.com

Courtney Dugan
646-536-7024
cdugan@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

First Quarter 2015 Highlights:

•                  Total pro forma revenues of $278.5  million, a 15.0% year-over-year increase

•                  Pro forma Adjusted EBITDA of $43.7 million, a 39.4% increase

•                  5th consecutive quarter of Pro Forma Adjusted EBITDA margin expansion — 15.7% of total pro forma revenues

•                  Cash generated from operating activities of $22.7 million during quarter

•                  Same store growth of 3.9% year-over-year, representing the 8th consecutive quarter of growth in same store freestanding treatments per day

•                  International cases increased 5.1% versus the same period in the prior year

•                  Key contributions from OnCure Holdings, Inc. (“Oncure”) and South Florida Radiation Oncology (“SFRO”)

Recent Developments:

•                  Completed $1.1 billion refinancing which extended maturities, lowered cash interest expense and via OnCure Holdings Tender Offer, redeemed 99.4% of 11.75% Senior Secured Notes

•                  Significant and accretive contributions from recent joint venture investments — Northwestern Cancer Clinic, LLC (“NWCC”, Washington) and The Maddock Center (“Maddock,” Rhode Island)

•                  Entered into additional affiliations with The University of Florida, UCLA, Jackson South, and Lourdes Health System

FORT MYERS, FL, May 12, 2015 — 21st Century Oncology Holdings, Inc. (“21C or the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the first quarter ended March 31, 2015.

Dr. Daniel Dosoretz, Founder, President and Chief Executive Officer, commented, “We are very pleased with our solid start to 2015. Results for the first quarter were strong, reflecting growth from existing operations as well as from contributions from recent acquisitions, both domestic and international. Same store treatment growth was 3.9% and same store freestanding revenue growth was 4.6%, both meeting the high side of guidance provided to investors during our refinancing.  Our continued focus on cost savings and synergies resulted in a fifth consecutive quarter of year-over-year Pro Forma Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items) margin expansion. We remain focused on further EBITDA growth, expense management, generating positive free cash flow, and deleveraging.”

Dr. Dosoretz continued, “On April 30th, we completed a refinancing that restructured 21C’s balance sheet. 21C’s three Notes issuances due in 2017, including the OnCure 11.75% Senior Secured Notes, were refinanced with a $610 million, Term Loan due 2022 and $360 million of 11% Senior Unsecured Notes due 2023.  Additionally, we replaced our $100 million unfunded revolving credit facility with a new $125 million unfunded Revolver, thereby providing us with additional liquidity and investment capacity.”

Dr. Dosoretz concluded, “Our management team continues to capitalize on attractive opportunities to leverage 21C’s ICC model and competitive strengths, completing two notable joint ventures in the quarter — NWCC and the purchase of Maddock in Rhode Island. NWCC expanded our footprint into a new region of the Northwest U.S. where we believe our model will be well embraced, and Maddock provided an additional geographically-convenient location for our Rhode Island joint venture. Additionally, during the quarter we entered into new hospital partnerships with the University of Florida, UCLA, Jackson South in Miami, and Lourdes Health System. While each arrangement is unique, these new partnerships result in enhanced treatment options for our patients. The positive results of this quarter, optimism for increasing contributions from our joint venture activity, continued organic growth, strong performance from OnCure and SFRO, and growth from our international operations enables 21C to re-confirm its full year 2015 Total Pro Forma Adjusted EBITDA guidance of between $182 million to $190 million.”

First Quarter 2015 Results

Total pro forma revenues for the first quarter of 2015 were $278.5 million, compared to total pro forma revenues of $242.2 million in the same quarter of 2014, driven primarily by same store growth.

Domestic same store treatments per day increased 3.9% in the first quarter of 2015 while same store freestanding revenues increased 4.6%. The growth was primarily driven by the continued expansion of our physician network and strong growth in our key markets. Domestic same store therapy revenue per treatment increased 1.5% in the first quarter of 2015.

Total Relative Value Units (RVUs) per day increased by 13.0% in the first quarter versus the same period of the prior year due to the effect of acquisitions, same store treatment growth and service mix. On a same store basis, RVUs increased 7.7% versus the same period last year as a result of same store growth and service mix. Pro Forma Adjusted EBITDA in the first quarter of 2015 was $43.7 million, or 15.7% of total revenues, up 39.4% compared to $31.3 million, or 12.9% of total pro forma revenues, in the first quarter of 2014. A reconciliation of net loss attributable to 21C, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended March 31, 2015 and 2014 is included in the attached supplemental financial information.

Income tax expense in the first quarter of 2015 was $2.7 million, compared to an income tax expense of $2.1 million in the first quarter of 2014. The net loss for the first quarter of 2015 was $12.9 million, compared to a net loss of $29.2 million in the first quarter of 2014.

Recent Developments

On January 2, 2015, 21C entered into a joint venture with NWCC, whereby 21C acquired an 80% interest in a radiation oncology practice in the Tri-Cities Market of Washington State, expanding 21C’s geographical footprint into the Northwestern U.S., one of the fastest growing regions in the country. On January 6, 2015, a majority-owned 21C joint venture with hospital partners Charter Care and Care New England acquired Maddock, a single radiation oncology center located in Rhode Island. This acquisition expands 21C’s footprint in the state and provides an additional convenient treatment location for its patients. The NWCC and Maddock acquisitions increased the number of radiation treatment centers by two and increased the number 21C radiation oncology physicians by three.

During the first quarter, 21C entered into new hospital partnerships with the University of Florida, UCLA, Jackson South, and Lourdes Health System.

Financing Developments

On April 30, 2015, 21C closed and funded a $610 million Senior Secured Term Loan (the “Term Loan”) and $360 million of 11.0% Senior Unsecured Notes due 2023 at an issue price of 100.0% (the “Notes” and together the “Offerings”). 21C used the net proceeds from the Offerings, together with cash on hand, to repay its $90.0 million term loan facility due 2016, to redeem its 9 7/8% Senior Subordinated Notes due 2017, its 8 7/8% Senior Secured Second Lien Notes due 2017, and to repurchase 99.4% of the OnCure 11¾ Senior Secured Notes due 2017 which were refinanced subject to a tender offer, and to pay related fees and expenses. Simultaneously, 21C replaced its existing $100 million unfunded Revolving Credit Facility with a new $125 million, 5-year unfunded Revolving Credit Facility.

For additional details regarding these financings, please review the Company’s 8-K filed May 4, 2015 with the Securities and Exchange Commission.

Conference Call

The Company will host a conference call on Wednesday, May 13, 2015 at 3:00 p.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until May 27, 2015.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13608002 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of March 31, 2015, the Company operated 182 treatment centers, including 147 centers located in 17 U.S. states and 35 centers located in six countries in Latin America.  (Source: 21st Century Oncology Holdings, Inc.)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2015 and the effects of the CMS’s Final Rule for the 2015 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$78,184	$99,167
Restricted cash	7,865	7,051
Accounts receivable, net	153,619	137,807
Prepaid expenses	9,115	8,728
Inventories	4,355	4,526
Deferred income taxes	193	227
Other	7,821	7,457
Total current assets	261,152	264,963

Equity investments in joint ventures	1,615	1,646
Property and equipment, net	268,630	270,757
Real estate subject to finance obligation	10,849	22,552
Goodwill	492,868	469,596
Intangible assets, net	81,253	81,680
Other assets	35,040	35,530
Total assets	$1,151,407	$1,146,724

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$65,207	$57,635
Accrued expenses	102,308	82,609
Income taxes payable	3,792	2,114
Current portion of long-term debt	25,088	26,350
Current portion of finance obligation	257	433
Other current liabilities	20,787	19,687
Total current liabilities	217,439	188,828
Long-term debt, less current portion	935,664	940,771
Finance obligation, less current portion	11,490	23,610
Embedded derivative features of Series A convertible redeemable preferred stock	17,185	15,843
Other long-term liabilities	53,340	51,079
Deferred income taxes	4,002	4,480
Total liabilities	1,239,120	1,224,611

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at March 31, 2015 and December 31, 2014	353,388	328,926
Noncontrolling interests - redeemable	55,078	49,797

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,028 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	601,162	626,001
Retained deficit	(1,082,729)	(1,067,487)
Accumulated other comprehensive loss, net of tax	(40,882)	(38,690)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(522,449)	(480,176)
Noncontrolling interests - nonredeemable	26,270	23,566
Total deficit	(496,179)	(456,610)
Total liabilities and equity	$1,151,407	$1,146,724

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues:
Net patient service revenue	$256,757	$213,908
Management fees	15,870	16,597
Other revenue	5,856	2,892
Total revenues	278,483	233,397

Expenses:
Salaries and benefits	146,959	125,909
Medical supplies	26,291	21,734
Facility rent expenses	16,875	15,495
Other operating expenses	14,924	14,381
General and administrative expenses	28,910	30,114
Depreciation and amortization	22,569	20,722
Provision for doubtful accounts	4,468	4,296
Interest expense, net	25,687	27,527
Loss on sale leaseback transaction	—	135
Fair value adjustment of earn-out liability	460	199
Fair value adjustment of embedded derivative	1,342	—
Loss on foreign currency transactions	242	28
Gain on foreign currency derivative contracts	—	(4)
Total expenses	288,727	260,536

Loss before income taxes	(10,244)	(27,139)
Income tax expense	2,690	2,106

Net loss	(12,934)	(29,245)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(2,308)	(936)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(15,242)	(30,181)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(2,435)	(9,856)

Comprehensive loss:	(15,369)	(39,101)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(2,065)	(117)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(17,434)	$(39,218)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(12,934)	$(29,245)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	19,324	16,737
Amortization	3,245	3,985
Deferred rent expense	219	(139)
Deferred income taxes	(437)	44
Stock-based compensation	1	35
Provision for doubtful accounts	4,468	4,296
(Gain) loss on the sale/disposal of property and equipment	(324)	15
Loss on sale leaseback transaction	—	135
Loss (gain) on foreign currency transactions	145	(49)
Gain on foreign currency derivative contracts	—	(4)
Fair value adjustment of earn-out liability	460	199
Fair value adjustment of embedded derivative	1,342	—
Amortization of debt discount	446	572
Amortization of loan costs	1,455	1,493
Equity interest in net (earnings) loss of joint ventures	(24)	38
Distribution received from unconsolidated joint ventures	53	54
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(22,421)	(22,621)
Income taxes payable	1,720	1,402
Inventories	183	(389)
Prepaid expenses	550	572
Accounts payable and other current liabilities	4,057	3,861
Accrued deferred compensation	393	40
Accrued expenses / other current liabilities	20,818	18,664

Net cash provided by (used in) operating activities	22,739	(305)

Cash flows from investing activities
Purchase of property and equipment	(12,265)	(19,063)
Acquisition of medical practices	(25,965)	(49,319)
Restricted cash associated with medical practice acquisitions	(814)	(10,312)
Proceeds from the sale of property and equipment	1,103	73
Loans to employees	(45)	(294)
Contribution of capital to joint venture entities	—	(315)
Purchase of noncontrolling interest - non-redeemable	(1,233)	—
Premiums on life insurance policies	(321)	(5)
Change in other assets and other liabilities	(62)	208

Net cash used in investing activities	(39,602)	(79,027)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from financing activities
Proceeds from issuance of debt	2,863	98,059
Principal repayments of debt	(9,902)	(23,579)
Repayments of finance obligation	(84)	(61)
Proceeds from issuance of noncontrolling interest	743	1,250
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	3,230	229
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(964)	(45)
Payments of costs for equity securities offering	—	(698)
Payments of loan costs	—	(967)

Net cash (used in) provided by financing activities	(4,114)	74,188

Effect of exchange rate changes on cash and cash equivalents	(6)	(32)

Net decrease in cash and cash equivalents	(20,983)	(5,176)
Cash and cash equivalents, beginning of period	99,167	17,462

Cash and cash equivalents, end of period	$78,184	$12,286

Supplemental disclosure of noncash investing and financing activities
Finance obligation related to real estate projects	$3	$300
Derecognition of finance obligation related to real estate projects	$12,215	$4,119
Capital lease obligations related to the purchase of equipment	$—	$4,460
Medical equipment and service contract component related to the acquisition of medical equipment through accounts payable	$4,586	$5,935
Issuance of notes payable relating to the acquisition of medical practices	$—	$2,000
Liability relating to the escrow debt and purchase price of medical practices	$—	$11,687
Capital lease obligations related to the acquisition of medical practices	$—	$42,914
Earn-out accrual related to the acquisition of medical practices	$1,258	$1,003
Assumed debt obligations related to the acquisition of medical practices	$290	$—
Amounts payable to sellers in the purchase of a medical practice	$—	$390
Costs incurred for professional fees relating to issuance of equity securities	$—	$261
Accrued dividends on Series A convertible preferred stock	$22,483	$—
Accretion of redemption value on Series A convertible preferred stock	$1,979	$—
Change in additional paid-in capital from sale/purchase interest in subsidiaries	$378	$—

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended
	March 31,
(in thousands):	2015	2014
Total revenues	$278,483	$233,397
Pro-forma full period effect of acquisitions (a)	—	8,819
Total pro-forma revenues	$278,483	$242,216

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(15,242)	$(30,181)
Income tax expense	2,690	2,106
Interest expense, net	25,687	27,527
Depreciation and amortization	22,569	20,722
Loss on sale leaseback transaction	—	135
Fair value adjustment of earn-out liability	460	199
Fair value adjustment of embedded derivative	1,342	—
Gain on foreign currency derivative contracts	—	(4)
Net income attributable to noncontrolling interests, net of cash distributions	1,344	891
Management fees (b)	484	170
Non-cash expenses (c)	1,065	723
Sale-lease back adjustments (d)	(449)	(303)
Acquisition-related costs (e)	1,310	4,491
Other expenses (f)	483	1,828
Litigation settlement (g)	1,941	757
Tradename / rebranding initiative (h)	—	342
Expenses associated with idle / closed treatment facilities (i)	—	1,201
Pro-forma full period effect of acquisition EBITDA (a)	—	742

Pro-forma Adjusted EBITDA (1)	$43,684	$31,346

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	15.7%	12.9%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2015 and 2014.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Management fees are fees accrued to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations”, including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(g) Litigation settlement relates to costs associated with the termination of physicians and loss contingency reserves related to the Medicare diagnostic testing matter.

(h) Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i) Expenses associated with idle / closed radiation therapy treatment facilities.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc.

shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
United States	2015	2014	Change

Number of treatment days	63	63

Total RVUs - freestanding centers	4,287,889	3,793,809	13.0%

RVUs per day - freestanding centers	68,062	60,219	13.0%

Percentage change in RVUs per day - freestanding centers - same store basis	7.7%	0.8%

Total treatments - freestanding centers	211,086	191,993	9.9%

Treatments per day - freestanding centers	3,351	3,048	9.9%

Percentage change in revenue per treatment - freestanding centers - same store basis	0.6%	3.2%

Percentage change in treatments per day - freestanding centers - same store basis	3.9%	3.4%

Percentage change in freestanding revenues - same store basis	4.6%	6.8%

Total radiation oncology cases completed *	7,863	7,629	3.1%

Revenue per radiation oncology case	$17,862	$18,258

Radiation therapy centers - freestanding (global)	171	173	-1.2%
Radiation therapy centers - professional / other (global)	11	12	-8.3%

Total radiation therapy centers	182	185	-1.6%

Days sales outstanding at quarter end	36	35

Net patient service revenue (global) - professional services only (in thousands)	$86,709	$70,859

Net patient service revenue (global) - excluding physician practice expense (in thousands)	$278,261	$235,547

*       Total cases completed represents a count of patients that have completed their course of treatment. Total case counts are based on legacy and acquired clinical systems.

	Three Months Ended
	March 31,		%
International	2015	2014	Change

Total number of new cases	4,501	4,281	5.1%

Revenue per radiation oncology case	$6,509	$4,946